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                                                                   Exhibit 6(A)

                          INVESTMENT MANAGEMENT AGREEMENT


          AGREEMENT made this 31st day of January, 1995, by and between Franklin Life Variable Annuity Fund A, a separate account established pursuant to
Article XIV-1/2 of the Illinois Insurance Code (the "Fund"), and The Franklin Life Insurance Company, an Illinois corporation (the "Company")

                                W I T N E S S E T H :

          WHEREAS, the Fund and the Company wish to enter into an agreement setting forth the terms on which the Company will perform certain investment management services for the Fund;

          NOW THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

          1. SERVICES TO BE RENDERED BY THE COMPANY TO THE FUND. The Fund hereby engages the Company to act as investment manager for and to manage the investment and reinvestment of the assets of the Fund, subject to the investment objectives and restrictions of the Fund and such general or specific instructions as may be given by the


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Board of Managers of the Fund (the "Board").  Subject to such objectives and restrictions and such instructions, and to the control of the Board (by all of which the Company agrees to abide) the Company may order the purchase and sale of securities on behalf of the Fund. The Company hereby agrees, at its own expense, to do all things necessary or appropriate for the management of the investment and reinvestment of the assets of the Fund, to furnish such information pertaining thereto to the Board of Managers of the Fund as they shall request, to render the other services and to assume the obligations herein set forth, all for the compensation herein provided.

          In carrying out its obligations to manage the investment and reinvestment of the assets of the Fund, the Company shall pay all investment expenses of the Fund other than: (i) taxes, if any, based on the income of, capital gains of, assets in, or existence of, the Fund, (ii) taxes, if any, in connection with the acquisition, disposition or transfer of assets of the Fund,
(iii) commissions or other capital items payable in connection with the purchase or sale of the Fund's investments, and (iv) interest on account of any borrowings by the Fund, all of which shall be paid by the Fund.


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          2.   COMPENSATION TO BE PAID BY THE FUND TO THE COMPANY.  For the
services rendered hereunder, the Fund shall pay to the Company at such times during the year as the Company may request a sum which is equal to a daily charge of 0.0012% (0.438% on an annual basis) of the value of the assets held in respect of each contract which depends in whole or in part upon the investment performance of the Fund, computed each day as of the most recent Valuation Date. The compensation will be computed through a daily deduction of 0.0012% in calculating the net investment rate for the purposes of the calculations of the value of an Accumulation Unit and an Annuity Unit under the Contracts which depend in whole or in part on the investment performance of the Fund (the "Contracts").

          3. SERVICE OF THE COMPANY TO THE FUND NOT EXCLUSIVE. The services of the Company to the Fund under this Agreement are not to be deemed exclusive and the Company shall be free to render similar services to others.

          4. INTERESTED AND AFFILIATED PERSONS. It is understood that members of the Board, officers, employees or agents of the Fund may also be directors, officers, employees or agents of the Company. It is also understood that the Company may have the financial interest in the Fund


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set forth in Section 4 of the Administration Agreement between the Fund and the
Company dated June 30, 1971.

          5. LIABILITY OF THE COMPANY. In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its obligations and duties under this Agreement, neither the Company nor any of its officers, directors, employees or agents shall be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

          6. TERM OF AGREEMENT. This Agreement is subject to approval by the owners of the Contracts (the "Contract Owners") by a vote of a majority of the votes available to the Contract Owners of all outstanding Contracts (as such majority is defined in Section 2(a)(42) of the Investment Company Act of 1940), and shall continue for two years from the date hereof, and thereafter if its continuance is specifically approved at least annually either by (a) the Board of Managers of the Fund, or (b) a majority of the votes available to the Contract Owners of outstanding Contracts, as so defined, provided that in either event the continuance is also approved by the vote of a majority of the Board of Managers who are not "interested persons" (as


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that term is defined in Section 2(a)(19) of the Investment Company Act of 1940)
of the Fund or of the Company, cast in person at a meeting called for the purpose of voting on such approval; and provided further, however, that (1) this Agreement may at any time be terminated by the Fund on 60 days' written notice to the Company without the payment of any penalty either by vote of the Board of Managers of the Fund or by a majority of the votes (so defined) available to the Contract Owners of all outstanding contracts; (2) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940); and (3) this Agreement may be terminated by the Company on 60 days' written notice to the Fund without the payment of any penalty, but the Company shall not effect any such termination unless there has been approved a new investment advisory or management agreement by Contract Owners casting a majority of the votes available to the Contract Owners of all outstanding Contracts, as so defined.

          7. GENERAL. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.


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          This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved at a meeting by a majority of the votes available to Contract Owners of all outstanding Contracts, as defined above.


          This Agreement is subject to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   FRANKLIN LIFE VARIABLE ANNUITY FUND A

                                   By
                                      ---------------------------------
                                             Stephen P. Horvat, Jr.
                                        Secretary, Board of Managers

                                   THE FRANKLIN LIFE INSURANCE COMPANY

                                   By
                                      ---------------------------------
                                             Howard C. Humphrey
                                   Chairman of the Board, President
                                        and Chief Executive Officer


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                     ADDENDUM TO INVESTMENT MANAGEMENT AGREEMENT

          ADDENDUM dated as of January 31, 1995 to the Investment Management Agreement of even date (the "Investment Management Agreement") by and between Franklin Life Variable Annuity Fund A (the "Fund"), a separate account of The Franklin Life Insurance Company, an Illinois legal reserve stock life insurance corporation ("The Franklin"), established pursuant to Article XIV-1/2 of the Illinois Insurance Code, and The Franklin.

                                W I T N E S S E T H :

          WHEREAS, the Fund and The Franklin have entered into the Investment Management Agreement setting forth the terms on which The Franklin will perform certain investment management services for the Fund; and

          WHEREAS, Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Investment Management Agreement be approved by the contract owners of the Fund; and

          WHEREAS, the Fund and The Franklin have applied to the Securities and Exchange Commission for an order conditionally exempting them from the requirements of Section 15(a) until the Investment Management Agreement is approved by contract owners; and

          WHEREAS, the Fund and The Franklin have offered, as a condition to the receipt of the requested exemptive order, to cause all investment management fees payable to The Franklin under the Investment Management Agreement during the period from the date hereof until the Investment Management Agreement is approved by contract owners (the "Interim Period") to be held in an escrow account;

          NOW THEREFORE, it is hereby agreed as follows:

          1. Fees earned by The Franklin and paid by the Fund during the Interim Period in accordance with the terms of the Investment Management Agreement will be maintained in an interest-bearing escrow account. Amounts in the account (including interest) will be paid to The Franklin only upon approval of the Investment Management Agreement by the contract owners of the Fund. If the Investment Management


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Agreement is not approved by the contract owners of the Fund, the fees will revert to the Fund.

          2. This Addendum is subject to the provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission.

          3. This Addendum shall terminate and shall be of no further force and effect upon approval by contract owners of the Investment Management Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   FRANKLIN LIFE VARIABLE ANNUITY FUND A

                                   By
                                       --------------------------------
                                             Stephen P. Horvat, Jr.
                                        Secretary of the Board of Managers

                                   THE FRANKLIN LIFE INSURANCE COMPANY

                                   By
                                      ---------------------------------
                                             Howard C. Humphrey
                                        Chairman of the Board, President
                                             and Chief Executive Officer

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